Exhibit 24

EnergySolutions, Inc.

POWER OF ATTORNEY

For Executing Forms ID, 3, 4 and 5, Schedule 13G and Schedule 13D, and Form 144

Know by these presents that the undersigned hereby constitutes and appoints each of Johnathon L. Potter, Heidi Nakaishi, and Amber B. Gibbs, signing singly, his true and lawful attorney-in-fact to:

(1)                                 executed for and on behalf of the undersigned (i) Forms ID, 3, 4 and 5 (including any amendments thereto) which may be required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934  (the “Securities Act”) and the rules thereunder, (ii) Schedules 13G and 13D (including any amendments thereto) which  may be required to be filed in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules thereunder, and (iii) Form 144, (including an amendments thereto) which may be required to be filed in accordance with Rule 144 of the Securities Act of 1933 (the “Securities Act”) and the rules thereunder, and (iv) any other forms necessary to obtain or renew Securities and Exchange Commission access codes, including but not limited to a CIK, a CCC, a Password, a Password Modification Authorization Code, and a Passphrase, as a result of the undersigned’s position  as an officer or director of EnergySolutions, Inc. or ownership of or transactions in securities of EnergySolutions, Inc.;

(2)                                 do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable, to complete, execute and file any such Form ID, 3, 4 or 5, Schedule 13G or 13D, or Form 144, or any forms necessary to obtain or renew such Securities and Exchange Commission access codes; and

(3)                                 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposed as the undersigned might or confirming all that each such attorney-in-fact, or his or her substitute or revocation, hereby ratifying and cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with the Exchange Act, the Securities Act and  the rules and regulation promulgated thereunder.

Photographic copies of this Power of Attorney shall have the same force and effect as the original. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, Schedules 13D or 13G, or Form 144 with respect to the undersigned’s position as an officer or director of EnergySolutions, Inc. or with respect to the undersigned’s holdings of and transactions in securities issued by EnergySolutions, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of September, 2012.

/s/ Russell G. Workman
Russell G. Workman